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                                                                   EXHIBIT 25.6


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)_____



                      THE FIRST NATIONAL BANK OF CHICAGO
             (Exact name of trustee as specified in its charter)

    A National Banking Association                            36-0899825
                                                        ---------------------
                                                          (I.R.S. employer
                                                        identification number)

One First National Plaza, Chicago, Illinois                   60670-0126
-------------------------------------------                   -----------
 (Address of principal executive offices)                      (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                         Chicago, Illinois 60670-0286
            Attn: Lynn A. Goldstein, Law Department (312) 732-6919
           -------------------------------------------------------
          (Name, address and telephone number of agent for service)



                         Conseco Financing Trust VII
        -------------------------------------------------------------
       (Exact name of obligors as specified in their trust agreements)



           Delaware                                            Applied For
-------------------------------                           --------------------
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                            identification number)

          11825 Pennsylvania St.
            Carmel, Indiana                                      46032
 --------------------------------------                        ---------
(Address of principal executive offices)                       (Zip Code)

             Preferred Securities of Conseco Financing Trust VII
             ---------------------------------------------------
                       (Title of Indenture Securities)




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Item 1.        General Information.  Furnish the following
               information as to the trustee:

               (a)  Name and address of each examining or
               supervising authority to which it is subject.

               Comptroller of Currency,  Washington,  D.C.,  Federal  Deposit
               Insurance   Corporation,   Washington,   D.C.,  The  Board  of
               Governors of the Federal Reserve System, Washington D.C.

               (b)  Whether it is authorized to exercise
               corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

               No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

               1.   A copy of the articles of association of the   trustee now
                    in effect.*

               2. A copy of the certificates of authority of the trustee to commence business.*

               3. A copy of the authorization of the trustee to exercise corporate trust powers.*

               4.   A copy of the existing by-laws of the trustee.*

               5.   Not Applicable.

               6. The consent of the trustee required by Section 321(b) of the Act.



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               7.   A copy of the latest report of condition  of  the  trustee published pursuant to law or the requirements of its supervising or examining authority.

               8.   Not Applicable.

               9.   Not Applicable.


          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 24th day of November, 1997.


                    The First National Bank of Chicago,
                    Trustee

                    By /s/ STEVEN  M. WAGNER
                       -------------------------
                          Steven M. Wagner
                          Vice President





* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of ITT Corporation, filed with the Securities and Exchange Commission on October 15, 1996 (Registration No. 333-07221).




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

                                  EXHIBIT 6



                     THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                               November 24, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the Amended and Restated Declaration of Trust of Conseco Financing Trust VII, Dated as of December __, 1997, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    The First National Bank of Chicago



                           By: /s/ STEVEN M. WAGNER
                              -------------------------
                                   Steven M. Wagner
                                   Vice President




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                                  EXHIBIT 7


Legal Title of Bank:      The First National Bank of Chicago   Call Date: 06/30/97  ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Ste 0303                                        Page RC-1
City, State  Zip:         Chicago, IL  60670
FDIC Certificate No.:     0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


Schedule RC--Balance Sheet

                                                                       Dollar Amounts in                      C400
                                                                          Thousands            RCFD     BIL MIL THOU
                                                                       -----------------       ----     ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)...........                          0081        4,415,563      1.a.
    b. Interest-bearing balances(2)....................................                          0071        7,049,275      1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A).......                          1754                0      2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)....                          1773        4,455,173      2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell.............................................................                          1350        4,604,233      3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)..............................................................RCFD 2122 24,185,099                                 4.a.
    b. LESS: Allowance for loan and lease losses.......................RCFD 3123    423,419                                 4.b.
    c. LESS: Allocated transfer risk reserve...........................RCFD 3128          0                                 4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)............................                          2125       23,761,680      4.d.
5.  Trading assets (from Schedule RD-D)................................                          3545        6,930,216      5.
6.  Premises and fixed assets (including capitalized leases)...........                          2145          705,704      6.
7.  Other real estate owned (from Schedule RC-M).......................                          2150            7,960      7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).....................................                          2130           64,504      8.
9.  Customers' liability to this bank on acceptances outstanding.......                          2155          562,251      9.
10. Intangible assets (from Schedule RC-M).............................                          2143          283,716      10.
11. Other assets (from Schedule RC-F)..................................                          2160        1,997,778      11.
12. Total assets (sum of items 1 through 11)...........................                          2170       54,837,423      12.


-----------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.




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

Legal Title of Bank:       The First National Bank of Chicago Call Date:  06/30/97 ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0303                                  Page RC-2
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8

Schedule RC-Continued

                                                                       Dollar Amounts in
                                                                           Thousands                      Bil Mil Thou
                                                                       -----------------                  ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)....................................                      RCON 2200     21,852,164         13.a
       (1) Noninterest-bearing(1)..................................... RCON 6631  9,474,510                                  13.a.1
       (2) Interest-bearing........................................... RCON 6636 12,377,654                                  13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II).............................                      RCFN 2200     13,756,280         13.b.
       (1) Noninterest bearing........................................ RCFN 6631    330,030                                  13.b.1
       (2) Interest-bearing........................................... RCFN 6636 13,426,250                                  13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase:....................................................                      RCFD 2800      3,827,159         14
15. a. Demand notes issued to the U.S. Treasury.......................                      RCON 2840         40,307         15.a
    b. Trading Liabilities(from Schedule RC-D)........................                      RCFD 3548      4,985,577         15.b
16. Other borrowed money:
    a. With original maturity of one year or less.....................                      RCFD 2332      2,337,018         16.a
    b. With original  maturity of than one year through three years...                           A547        265,393         16.b
    c.  With a remaining maturity of more than three years............                           A548        322,175         16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding...........                      RCFD 2920        562,251         18
19. Subordinated notes and debentures (2).............................                      RCFD 3200      1,700,000         19
20. Other liabilities (from Schedule RC-G)............................                      RCFD 2930        929,875         20
21. Total liabilities (sum of items 13 through 20)....................                      RCFD 2948     50,618,199         21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.....................                      RCFD 3838              0         23
24. Common stock......................................................                      RCFD 3230        200,858         24
25. Surplus (exclude all surplus related to preferred stock)..........                      RCFD 3839      2,948,616         25
26. a. Undivided profits and capital reserves.........................                      RCFD 3632      1,059,214         26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities.....................................................                      RCFD 8434         12,788         26.b.
27. Cumulative foreign currency translation adjustments...............                      RCFD 3284         (2,252)        27
28. Total equity capital (sum of items 23 through 27).................                      RCFD 3210      4,219,224         28
29. Total liabilities and equity capital (sum of items 21 and 28).....                      RCFD 3300     54,837,423         29

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for the
     bank by independent external                                                                   Number
     auditors as of any date during 1996................................RCFD 6724                     N/A                 M.1.

1    =  Independent  audit of the bank  conducted in  accordance         4 =  Directors' examination of the  bank performed by other
        with generally accepted auditing standards by a  certified            external auditors (may be required by state
        public  accounting firm  which  submits a report on the bank          chartering authority)
2    =  Independent audit of the bank's parent holding company           5 =  Review of  the bank's financial statements by external
        conducted in accordance with generally accepted auditing              auditors
        standards by a certified public accounting firm which            6 =  Compilation  of the  bank's  financial statements  by
        submits a report on the consolidated holding company                  external auditors
        (but not on the bank separately)                                 7 =  Other audit procedures (excluding tax preparation
3    =  Directors'  examination  of the bank  conducted in                    work)
        accordance with generally  accepted auditing standards           8 =  No external  audit  work
        by a certified public accounting firm (may be required by
        state chartering authority)


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.




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